Exhibit 99.1

Perfect Moment Secures $12 Million in Growth Financing to Support Path to Profitability and Accelerated Growth

Landmark financing from institutional investors, Krane Capital LLC and X3 Higher Moment Fund LLC, enhances financial flexibility and supports near-to medium-term strategic initiatives

$10 million revolving credit facility, complemented by $2 million equity investment at an ~84% premium to market, reflecting strong institutional conviction in Perfect Moment’s strategy

Combined financing supports ongoing product innovation, category expansion, and long-term shareholder value creation

LONDON – March 30, 2026 – Perfect Moment Ltd. (NYSE American: PMNT), a high-performance, luxury lifestyle brand that fuses technical excellence with fashion-led designs, today announced it has secured $12 million in growth financing.

The financing includes a $10 million revolving credit facility jointly provided by Krane Capital LLC (“Krane Capital”) and X3 Higher Moment Fund LLC (“X Cubed”), as well as a separate $2 million equity investment from Krane Capital at a price of $0.33 per share—representing an 75% premium to Perfect Moment’s closing share price of $0.19 on March 27, 2026.

The parties entered into separate definitive agreements for the revolving credit facility and the equity investment on March 27, 2026. The revolving credit facility closed on March 30, 2026, and the equity investment is expected to close within the next month.

The $12 million combined financing represents one of the most significant capital raises in Perfect Moment’s history and is expected to strengthen its liquidity position, support continued operational execution and provide additional financial flexibility as it advances its strategic plan. Building on Perfect Moment’s recently reported first profitable quarter, the financing strengthens the balance sheet and supports its path toward sustainable profitability, while enabling continued investment across key growth initiatives.

The capital structure—anchored by a $10 million revolving credit facility from two institutional lenders and an equity investment from Krane Capital at a premium to the recent market price—is designed to support Perfect Moment’s near-to-medium term priorities and accelerate progress toward sustainable growth and profitability.

Revolving Credit Facility

The $10 million revolving credit facility is jointly provided by Krane Capital ($4 million) and X Cubed ($6 million). The facility has a term of 24 months and will bear interest at a rate of 12.0% per annum, subject to customary covenants and conditions. The facility will be available for general corporate purposes, including working capital, product development, and the repayment of outstanding debt.

Equity Investment

Concurrently, Krane Capital has agreed to purchase 6,060,606 shares of Perfect Moment’s common stock at a price of $0.33 per share, representing an 75% premium to its closing share price of $0.19 on March 27, 2026. The gross proceeds from the $2 million equity investment will be strategically deployed to strengthen Perfect Moment’s balance sheet and liquidity position, supporting compliance with the continued listing requirements of the NYSE American exchange. The significant premium paid by Krane Capital reflects deep institutional conviction in Perfect Moment’s brand, operational trajectory, and long-term value creation potential.

Management Commentary

“The objective of this financing is to secure the capital necessary to support our long-term strategic plan and continued operational execution,” said Max Gottschalk, Executive Chairman of Perfect Moment.

“With the leadership team now in place and improving revenue trends and margins, we believe Perfect Moment is building positive momentum toward sustainable profitability. The participation of institutional investors such as Krane Capital and X Cubed reflects confidence in our strategy and operating progress. This financing enhances our financial flexibility in the near- to medium-term and supports continued expansion across our key initiatives. We remain focused on disciplined execution and positioning Perfect Moment to capitalize on attractive growth opportunities,” added Max Gottschalk.

“We also believes that Krane Capital’s leadership and deep experience building investment and operating platforms in China, will be instrumental in supporting Perfect Moment’s strategic expansion into this high-growth market. Leveraging Krane Capital’s local market insight, relationships, and operational expertise, will help us identify and partner with best-in-class local operators to build a strong, scalable presence. This collaboration is expected to accelerate the development of a carefully curated distribution strategy, ensuring the brand is positioned appropriately within the premium segment and reaches its target consumer base with authenticity and impact.”

Chath Weerasinghe, Chief Financial and Operating Officer of Perfect Moment, commented: “This $12 million financing package represents a significant milestone for Perfect Moment. Following our recently reported profitable quarter, we believe this capital strengthens our liquidity position and provides additional flexibility to execute our strategic growth initiatives.

The investment by Krane Capital at a premium to our recent trading price reflects confidence in our brand and long-term strategy. Together with the revolving credit facility, we believe we have established a more robust capital structure to support product innovation, category expansion, and go-to-market execution. We remain focused on disciplined growth and long-term shareholder value creation.”

Strategic Rationale

The combined $12 million financing is expected to:

●	Enhance near- to medium-term financial flexibility, supporting continued operational execution and reducing short-term funding uncertainty.
●	Support Perfect Moment’s path to profitability, building on the momentum of its first profitable quarter while accelerating revenue growth and go-to-market execution.
●	Strengthen the balance sheet and enhance financial flexibility to pursue product innovation and category expansion.
●	Align the interests of established institutional capital partners—Krane Capital and X Cubed—with those of existing shareholders through a premium equity investment and a structured credit facility.
●	Enable Perfect Moment to accelerate development across key product lines, scale go-to-market capabilities, and pursue strategic opportunities aligned with its long-term vision.

About Perfect Moment Ltd.

Founded in Chamonix, France, Perfect Moment is a luxury outerwear and activewear brand that merges alpine heritage with fashion-forward performance. Known for its technical excellence, bold design, and versatile pieces that transition seamlessly from slopes to city, the brand is worn by athletes, tastemakers, and celebrities worldwide. Perfect Moment is traded on the NYSE American under the ticker symbol PMNT. Learn more at www.perfectmoment.com.

About Krane Capital LLC

The management team of Krane Capital LLC established Krane Funds Advisors, LLC (KraneShares), a global asset management firm founded in 2013 and headquartered in New York. KraneShares manages over $12 billion in assets across a diversified platform of ETFs, private funds, and direct investments spanning China, climate, artificial intelligence, and alternative assets. In 2017, KraneShares formed a strategic partnership with China International Capital Corporation (CICC), one of China’s leading financial institutions; CICC’s largest shareholder is China Investment Corporation (CIC), one of the world’s largest sovereign wealth funds.

About X3 Higher Moment Fund LLC

X3 Higher Moment Fund LLC, which is managed by X Cubed Capital Management LLC, is an SEC-registered alternative credit manager headquartered in Minneapolis, Minnesota. Founded by veterans with decades of experience at large institutional firms, X3 Higher Moment Fund LLC specializes in relative value strategies across a broad spectrum of credit markets. The firm blends systematic and discretionary discipline in the dynamic allocation of capital, applying a volatility-informed approach to identify novel dislocations across the capital structure. For more information, visit www.x3cmllc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the sections titled “Risk Factors” in our Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Investor Relations Contact:

Gateway Group
Cody Slach, Greg Robles
949.574.3860
PMNT@gateway-grp.com

Press Contact:
press@perfectmoment.com